UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2008
CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	39-1501563

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

20925 Crossroads Circle Suite 100 Waukesha, Wisconsin	53186

(Address of principal executive offices)	(Zip Code)
(262) 798-8282
(Registrant’s telephone number including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement
Merger Agreement
     On February 24, 2008, Criticare Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Opto Circuits (India) Limited (“Opto Circuits”) and Packer Acquisition Corporation, a wholly owned subsidiary of Opto Circuits (“Purchaser”), pursuant to which Opto Circuits, through Purchaser, will commence an offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.04 per share (the “Company Common Stock”), at a purchase price of $5.50 per share in cash (the “Offer Price”). Following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”).
     The closing of the Offer is subject to Opto Circuits acquiring 65% of the outstanding shares of the Company Common Stock on a fully diluted basis, in addition to customary closing conditions, including obtaining U.S. anti-trust clearance under the Hart-Scott-Rodino Antitrust Improvements Act. In the event that in excess of 65% of outstanding shares of Company Common Stock on a fully diluted basis, but less than 90% of the outstanding shares of Company Common Stock, are tendered then holders of a majority of the outstanding shares of Company Common Stock will be required to approve the Merger before it can be consummated. However, in such event, Opto Circuits will hold a majority of the outstanding shares of Company Common Stock and will cast its votes in favor of the Merger.
     In the Merger Agreement, the Company granted to Opto Circuits and Purchaser an irrevocable option (the “Top Up Option”) to purchase, at a per share price equal to the Offer Price, that number of shares of the Company Common Stock equal to the number of shares of the Company Common Stock that, when added to the number of shares of the Company Common Stock owned by Opto Circuits and Purchaser immediately following consummation of the Offer, equals one share more than 90% of the shares of the Company Common Stock then outstanding (after giving effect to the issuance of the shares of Company Common Stock pursuant to the Top Up Option). The Top Up Option is exercisable only after Opto Circuits and Purchaser own at least 80% of the outstanding shares of the Company Common Stock, and is not exercisable if the number of shares of the Company Common Stock that would need to be issued exceeds the number of authorized but unissued shares of the Company Common Stock. If the Top-Up Option is exercised by Purchaser (resulting in Purchaser owning at least one share more than 90% of the outstanding shares of Company Common Stock), or Purchaser otherwise acquires at least one share more than 90% of the outstanding shares of Company Common Stock, no vote of the Company’s stockholders will be required to effect the Merger.
     Although the Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company, the Company’s board of directors is allowed in certain circumstances under the terms of the Merger Agreement to respond to an unsolicited offer to acquire the Company if the unsolicited offer is reasonably likely to be more favorable to the Company’s stockholders than Opto Circuits’ offer.
     The Merger Agreement includes customary representations, warranties and covenants of the Company, Opto Circuits and Purchaser. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Merger Agreement also includes customary termination provisions for both the Company and Opto Circuits.
     Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Opto Circuits a termination fee of $1 million. Opto Circuits intends to seek financing from one or more third parties to fund the Offer. In the event that Opto Circuits is unable to secure financing, the merger agreement may be terminated by the Company and upon such termination, Opto Circuits will owe the Company a termination fee of $1 million.
     Each of the Company’s directors has entered into a Stockholder Tender Agreement with Purchaser pursuant to which they individually have agreed to tender the shares of the Company Common Stock they beneficially own in the Offer and to vote their shares in favor of the Merger Agreement and against any other transaction, subject to the provisions of the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Opto Circuits and Purchaser in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Opto Circuits and Purchaser, rather than establishing matters as facts. In addition, some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by the Company and Opto Circuits. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Opto Circuits or Purchaser.
Amendment to Rights Agreement
     In connection with the Merger Agreement, on February 24, 2008, the Company amended its Amended and Restated Rights Agreement dated as of March 27, 2007 (the “Rights Agreement”), to exempt the execution of the Merger Agreement and the Offer, the Merger and the other transactions contemplated by the Merger Agreement from the provisions of the Rights Agreement. A copy of the form of the Amendment to the Rights Agreement is attached to this report as Exhibit 4.1 and is incorporated herein by reference.

Notice to Investors
     This report is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for shares of Company Common Stock described in this report has not yet commenced. At the time the tender offer is commenced, Opto Circuits will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and the Company will file a solicitation/recommendation statement on Schedule 14D-9. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that the Company’s stockholders should read carefully before any decision is made with respect to the tender offer. Those materials will be made available to the Company’s stockholders at no expense to them by mailing requests to Attention: Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Suite 100, Waukesha, Wisconsin 53186. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at http://www.sec.gov.
Section 3 – Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders.
     Information required by this Item 3.03 of Form 8-K is disclosed above under Item 1.01 under the heading “Amendment to Rights Agreement.”
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
     The following exhibits are filed herewith:

Exhibit 2.1	– Agreement and Plan of Merger dated as of February 24, 2008 among Opto Circuits (India) Limited, Packer Acquisition Corporation and Criticare Systems, Inc.

Exhibit 4.1	– First Amendment to Amended and Restated Rights Agreement dated as of February 24, 2008.

Exhibit 99.1	– Joint Press Release of Opto Circuits (India) Limited and Criticare Systems, Inc., issued February 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Criticare Systems, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICARE SYSTEMS, INC.
Date: February 25, 2008	BY /s/ Joel D. Knudson
Joel D. Knudson, Chief Financial Officer

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